Exhibit 10.1
     Promissory Term Note

Amount up to $2,500,000	Date: February 4, 2011
FOR VALUE RECEIVED, the undersigned, T3 Motion, Inc., a Delaware Corporation (Borrower), maintaining an address at 2990 Airway Ave., Bldg A, Costa Mesa, CA 92626 (Borrower’s Address) promises to pay to the order of Ki Y. Nam (Lender), whose address is 78 Linda Isle, Newport Beach, CA (Lender’s Address), the principal sum of up to $2,500,000 (Principal), together with interest of 10.0% (Interest Rate) per year thereon from the date herein. The principal amount under this Note may be increased upon mutual agreement of the parties. The outstanding amount of principal shall be set forth on Schedule A and shall be adjusted from time to time to reflect additional loans from Lender and repayments of such loans. Changes to Schedule A shall be made by the Borrower and updated copies of Schedule A shall be provided to Lender upon request.
Accrued interest shall be payable at maturity. The entire Principal together with any accrued but unpaid interest shall be fully paid on or before March 31, 2012. The Borrower has the option for an automatic one-year extension to March 31, 2013.
All or any part of the Principal may be prepaid at any time and from time to time without penalty. Payments shall be applied first to accrued interest and the balance to the Principal.
Borrower and all other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence or delays in collection, which may occur.
All payments hereunder shall be made to such address as may from time to time be designated by any holder and must be made in United States funds.
Borrower and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be paid in full and waive demand, presentment and protest and all notices hereto. Borrower further agrees to remain bound by this note notwithstanding any extension, modification, waiver, or other indulgence, failure, discharge or release of any obligation hereunder.
The holder’s failure to exercise any right or option hereunder does not constitute a waiver of any future right or option.
No modification to this document or indulgence by any holder hereof shall be binding unless in writing.
If any provision of this Note is deemed unenforceable, in whole or in part, for any reason, the remaining provisions shall still remain in full force and effect.
This note shall take effect as a sealed instrument and is made and executed under, and is in all respects governed by, the laws of: the State of California.

(Signature of Borrower)	(Signature of Lender)
Kelly J. Anderson, Chief Financial Officer	Ki Y. Nam
T3 Motion, Inc.

Schedule A
Loan Balance Ledger

			Outstanding Principal
Date	Loan	Repayment	Balance (as of such date)
06/22/10	$50,000		$50,000
07/06/10	$100,000		$150,000
07/07/10	$50,000		$200,000
07/22/10	$100,000		$300,000
08/03/10	$50,000		$350,000
08/06/10	$140,000		$490,000
08/25/10	$20,000		$510,000
09/07/10	$100,000		$610,000
10/06/10		$390,000	$220,000
10/29/10	$200,000		$420,000
11/18/10	$40,000		$460,000
11/30/10	$41,000		$501,000
12/03/10	$150,000		$651,000
12/09/10	$150,000		$801,000
12/16/10	$250,000		$1,051,000
12/22/10	$50,000		$1,101,000
12/28/10	$20,000		$1,121,000
January 7, 2011	$75,000		$1,196,000
January 25, 2011	$50,000		$1,246,000
February 9, 2011	$45,000		$1,291,000